Exhibit 99.1

LIMBERLOST BANCSHARES, INC.

215 East Line Street

Geneva, Indiana 46740

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Andrew J. Briggs and Phillip P. Lucas, and each of them individually, as attorneys and proxies of the undersigned, each with full power of substitution, to represent and to vote all of the shares of common stock of Limberlost Bancshares, Inc. (“LBI”) that the undersigned is entitled to vote at the Special Meeting of Shareholders (“Special Meeting”), with all powers which the undersigned would possess if personally present at the Special Meeting, to be held at the Clock Tower Inn, 1335 US Highway 27 North, Berne, Indiana 46711, on December 12, 2018 at 5:00 p.m., local time, or at any adjournment or postponement thereof.

The Board of Directors of LBI recommends that you vote “FOR” Proposals 1 and 2.

1.

To approve the Agreement and Plan of Reorganization and Merger, dated August 17, 2018, between Farmers & Merchants Bancorp, Inc. and LBI, and to approve the transactions contemplated thereby (the “Merger Proposal”).

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

2.	To approve one (1) or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

☐ FOR                     ☐ AGAINST                     ☐ ABSTAIN

3.	Such other matters which may properly be presented at the Special Meeting or any adjournment or postponement of the Special Meeting.

IF PROPERLY EXECUTED AND RETURNED TO LBI, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF LBI. AT THIS TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement/prospectus relating to the Special Meeting.

Please sign your name exactly as it appears on the label affixed. When shares are held by two or more persons as co-owners, both or all should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another fiduciary capacity or representative capacity, please give full title as such. If a corporation, limited liability company, or partnership, please sign in full corporate, company, or partnership name by authorized officer.

PLEASE PROMPTLY COMPLETE, SIGN, AND DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Dated: ___________________, 2018	Signature

Signature, if held jointly

Printed name(s)